RIVERSOURCE INVESTMENT SERIES, INC. - FORM N-SAR EXHIBITS
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RIVERSOURCE INVESTMENT SERIES, INC.

EXHIBIT 77H

For RiverSource Disciplined Large Cap Growth Fund:

During the six-month period ended Sept. 30, 2009, the Fund served as an underlying investment of affiliated funds-of-funds. The Disciplined Asset Allocation Portfolios, RiverSource Portfolio Builder funds, RiverSource Retirement Plus funds and RiverSource Investments, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.